Distribution Agreement Schedule – CFST I

Schedule I

As of June 14, 2017

Columbia Funds Series Trust I

Columbia Adaptive Risk Allocation Fund

Columbia Alternative Beta Fund

Columbia AMT-Free Connecticut Intermediate Muni Bond Fund

Columbia AMT-Free Intermediate Muni Bond Fund

Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund

Columbia AMT-Free New York Intermediate Muni Bond Fund

Columbia AMT-Free Oregon Intermediate Muni Bond Fund

CMG Ultra Short Term Bond Fund

Columbia Balanced Fund

Columbia Bond Fund

Columbia California Tax-Exempt Fund

Columbia Contrarian Core Fund

Columbia Corporate Income Fund

Columbia Diversified Absolute Return Fund

Columbia Diversified Real Return Fund

Columbia Dividend Income Fund

Columbia Emerging Markets Fund

Columbia Global Dividend Opportunity Fund

Columbia Global Energy and Natural Resources Fund

Columbia Global Technology Growth Fund

Columbia Greater China Fund

Columbia High Yield Municipal Fund

Columbia Large Cap Growth Fund

Columbia Mid Cap Growth Fund

Columbia Multi-Asset Income Fund

Columbia New York Tax-Exempt Fund

Columbia Pacific/Asia Fund

Columbia Real Estate Equity Fund

Columbia Select Large Cap Growth Fund

Columbia Small Cap Core Fund

Columbia Small Cap Growth Fund I

Columbia Small Cap Value Fund I

Columbia Strategic Income Fund

Columbia Tax-Exempt Fund

Columbia Total Return Bond Fund

Columbia U.S. Social Bond Fund

Columbia U.S. Treasury Index Fund

Multi-Manager Alternative Strategies Fund

Multi-Manager Directional Alternative Strategies Fund

Multi-Manager Growth Strategies Fund

Multi-Manager Small Cap Equity Strategies Fund

Multi-Manager Total Return Bond Strategies Fund

Distribution Agreement Schedule – CFST I

SCHEDULE II

COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of Shares, Distributor will be entitled to receive (i) payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund (“12b-1 Plan”), (ii) any CDSC applicable to the redemption of a Fund’s Shares, determined in the manner set forth in the then current prospectus and Statement of Additional Information of that Fund, and (iii) any applicable front-end sales charges applicable to the sale of Shares, less any applicable dealer discount.

Approved as of: September 7, 2010